                     QUANTUM MAGNETICS, INC.


           1994 QUALIFIED AND NONQUALIFIED OPTION PLAN


                   (EFFECTIVE DECEMBER 9, 1994)

                        TABLE OF CONTENTS



                                                             PAGE



1.   PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  1
     (a)  "BOARD". . . . . . . . . . . . . . . . . . . . . . .  1
     (b)  "CODE" . . . . . . . . . . . . . . . . . . . . . . .  1
     (c)  "COMMITTEE". . . . . . . . . . . . . . . . . . . . .  1
     (d)  "COMMON STOCK" . . . . . . . . . . . . . . . . . . .  1
     (e)  "CORPORATION". . . . . . . . . . . . . . . . . . . .  1
     (f)  "EMPLOYEE" . . . . . . . . . . . . . . . . . . . . .  1
     (g)  "EXCHANGE ACT" . . . . . . . . . . . . . . . . . . .  1
     (h)  "EXERCISE PRICE" . . . . . . . . . . . . . . . . . .  1
     (i)  "FAIR MARKET VALUE". . . . . . . . . . . . . . . . .  2
     (j)  "INCENTIVE STOCK OPTION" . . . . . . . . . . . . . .  2
     (k)  "NON-QUALIFIED STOCK OPTION" . . . . . . . . . . . .  2
     (l)  "OPTION" . . . . . . . . . . . . . . . . . . . . . .  2
     (m)  "OPTION AGREEMENT" . . . . . . . . . . . . . . . . .  2
     (n)  "PARTICIPANT". . . . . . . . . . . . . . . . . . . .  2
     (o)  "PLAN" . . . . . . . . . . . . . . . . . . . . . . .  2
     (p)  "PLAN YEAR". . . . . . . . . . . . . . . . . . . . .  2
     (q)  "PURCHASE PRICE" . . . . . . . . . . . . . . . . . .  2
     (r)  "PYRAMIDING" . . . . . . . . . . . . . . . . . . . .  3
     (s)  "SHARE". . . . . . . . . . . . . . . . . . . . . . .  3
     (t)  "SUBSIDIARY" . . . . . . . . . . . . . . . . . . . .  3
     (u)  "TEN PERCENT STOCKHOLDER". . . . . . . . . . . . . .  3
     (v)  "VEST" . . . . . . . . . . . . . . . . . . . . . . .  3
     (w)  "VOTING POWER" . . . . . . . . . . . . . . . . . . .  4

3.   EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . .  4

4.   ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . .  4
     (a)  Administration by the Board or the Committee . . . .  4
     (b)  Composition of the Committee . . . . . . . . . . . .  4
     (c)  Powers of the Committee. . . . . . . . . . . . . . .  6
     (d)  Committee's Interpretation of the Plan . . . . . . .  6
     (e)  Board's Determination of Fair Market Value . . . . .  7

5.   ELIGIBILITY FOR PARTICIPATION; ELIGIBILITY FOR INCENTIVE
     STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . .  7

                        TABLE OF CONTENTS
                           (CONTINUED)

                                                             PAGE

6.   SHARES OF STOCK OF THE CORPORATION. . . . . . . . . . . .  7
     (a)  Shares Subject to This Plan. . . . . . . . . . . . .  7
     (b)  Adjustment of Shares . . . . . . . . . . . . . . . .  7
     (c)  Options Not to Exceed Shares Available . . . . . . .  8

7.   TERMS AND CONDITIONS OF OPTIONS . . . . . . . . . . . . .  8
     (a)  Option Agreements. . . . . . . . . . . . . . . . . .  8
     (b)  Number of Shares Covered by an Option. . . . . . . .  8
     (c)  Exercise of Options. . . . . . . . . . . . . . . . .  9
     (d)  Vesting of Options . . . . . . . . . . . . . . . . .  9
     (e)  Term and Expiration of Options . . . . . . . . . . .  9
     (f)  Exercise Price . . . . . . . . . . . . . . . . . . . 10
     (g)  Medium and Time of Payment of Purchase Price . . . . 10
     (h)  Nontransferability of Options. . . . . . . . . . . . 11
     (i)  Termination of Employee, Director or Consultant
          Status for any Reason Other Than Death or
          Disability . . . . . . . . . . . . . . . . . . . . . 11
     (j)  Death of Participant . . . . . . . . . . . . . . . . 12
     (k)  Disability of Participant. . . . . . . . . . . . . . 12
     (l)  Rights as a Stockholder. . . . . . . . . . . . . . . 13
     (m)  Modification, Extension, and Renewal of Options. . . 13
     (n)  Other Provisions . . . . . . . . . . . . . . . . . . 14
     (o)  No Disqualification of Incentive Stock Options . . . 14
     (p)  Limitation on Incentive Stock Options. . . . . . . . 14

8.   TERM OF PLAN. . . . . . . . . . . . . . . . . . . . . . . 14

9.   ADJUSTMENTS UPON CHANGES IN STOCK . . . . . . . . . . . . 15

10.  SECURITIES LAW REQUIREMENTS . . . . . . . . . . . . . . . 15
     (a)  Legality of Issuance . . . . . . . . . . . . . . . . 15
     (b)  Restrictions on Transfer; Representations of
          Participant; Legends . . . . . . . . . . . . . . . . 16
     (c)  Registration or Qualification of Securities. . . . . 17

11.  CORPORATION'S RIGHTS WITH RESPECT TO SHARES ACQUIRED
     PURSUANT TO OPTIONS . . . . . . . . . . . . . . . . . . . 17

12.  AMENDMENT OF THE PLAN . . . . . . . . . . . . . . . . . . 18

13.  PAYMENT FOR SHARE PURCHASES . . . . . . . . . . . . . . . 19

                        TABLE OF CONTENTS
                           (CONTINUED)


                                                             PAGE

14.  APPLICATION OF FUNDS. . . . . . . . . . . . . . . . . . . 20

15.  PRIVILEGES OF STOCK OWNERSHIP . . . . . . . . . . . . . . 20

16.  TRANSFERABILITY . . . . . . . . . . . . . . . . . . . . . 21

17.  APPROVAL OF SHAREHOLDERS. . . . . . . . . . . . . . . . . 21

18.  WITHHOLDING OF TAXES. . . . . . . . . . . . . . . . . . . 21
     (a)  General. . . . . . . . . . . . . . . . . . . . . . . 21
     (b)  Stock Withholding. . . . . . . . . . . . . . . . . . 22

19.  INFORMATION TO PARTICIPANTS . . . . . . . . . . . . . . . 23

20.  RIGHTS AS AN EMPLOYEE . . . . . . . . . . . . . . . . . . 24

21.  INSPECTION OF RECORDS . . . . . . . . . . . . . . . . . . 24

                         QUANTUM MAGNETICS, INC.

              1994 QUALIFIED AND NONQUALIFIED OPTION PLAN


1.   PURPOSE.

     This Plan is intended to provide employees and directors of Quantum Magnetics, Inc. ("Corporation") and independent contractors and consultants rendering services to the Corporation with an opportunity to acquire an ownership interest in the Corporation, and to attract and retain key personnel in the Corporation's employ.

2.   DEFINITIONS.

     (a)  "BOARD" shall mean the Board of Directors of the Corporation.

     (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "COMMITTEE" shall mean the committee appointed by the Board in accordance with Section 4(b) to administer the Plan.

     (d) "COMMON STOCK" shall mean the voting common stock of the Corporation.

     (e)  "CORPORATION" shall mean Quantum Magnetics, Inc.

     (f) "EMPLOYEE" shall mean any individual who is employed, within the meaning of Section 3401 of the Code and the regulations thereunder, by the Corporation or any Subsidiary. The Committee shall be responsible for determining when an Employee's period of employment is deemed to be continued during an approved leave of absence.

     (g) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (h) "EXERCISE PRICE" shall mean the price per Share at which an Option may be exercised, as determined by the Committee and as specified in the Participant's Option Agreement.

     (i) "FAIR MARKET VALUE" shall mean, as of any date, the fair market value of the Common Stock of the Corporation determined by the Board pursuant to Rule 260.140.50 of Title 10 of the California Code of Regulations.

     (j) "INCENTIVE STOCK OPTION" shall mean an Option of the type which is described in Section 422(b) of the Code.

     (k) "NON-QUALIFIED STOCK OPTION" shall mean an Option which is not of the type described in Section 422(b) or 423(b) of the Code.

     (l) "OPTION" shall mean an option which is granted pursuant to the Plan to purchase Shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-qualified Stock Option.

     (m) "OPTION AGREEMENT" shall mean, with respect to each Option, the signed written agreement between the Corporation and the Participant setting forth the terms and conditions of the Option.

     (n) "PARTICIPANT" shall mean any individual to whom an Option has been granted or issued under the Plan.

     (o) "PLAN" shall mean this Quantum Magnetics, Inc. 1994 Qualified and Nonqualified Stock Option Plan, as amended. The Plan is effective December 9, 1994.

     (p) "PLAN YEAR" shall mean the 12 consecutive month period coinciding with the Corporation's fiscal year.

     (q) "PURCHASE PRICE" shall mean, at any specified time, the Exercise Price per Share times the number of Options being exercised.

     (r) "PYRAMIDING" shall mean a Participant's payment of the Exercise Price during the exercise of an Option by exchanging a Share or Share(s) of Common Stock that said Participant had acquired pursuant to the exercise of another Option during the preceding six months.

     (s)  "SHARE" shall mean one authorized share of Common Stock.

     (t) "SUBSIDIARY" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the Voting Power in one of the other corporations in such chain.

     (u) "TEN PERCENT STOCKHOLDER" shall mean any person who owns stock of the Corporation possessing more than 10% of the combined Voting Power of all classes of outstanding stock of the Corporation. For purposes of determining whether a person is a Ten Percent Stockholder: (i) a person shall be considered as owner of stock that is owned, directly, by or for his or her brothers or sisters, spouse, ancestors, and lineal descendants; (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionally by or for its shareholders, partners or beneficiaries, respectively; (iii) the term "outstanding stock" shall include all shares of stock actually issued and outstanding, but shall not include any shares of stock subject to stock options.

     (v) "VEST" OR "VESTING" shall mean shall mean the event or act prior to which an Option, in whole or in part, is not exercisable, and subsequent to which an Option, in whole or in part, becomes exercisable for the first time.

     (w) "VOTING POWER" shall mean the total combined rights to cast votes at elections for members of a corporation's board of directors.

3.   EFFECTIVE DATE.

     The Plan was adopted by the Corporation effective December 9, 1994, subject to the approval of the Corporation's shareholders in accordance with
Section 18.

4.   ADMINISTRATION.

     (a)  ADMINISTRATION BY THE BOARD OR THE COMMITTEE.

          The Board may administer the Plan or appoint a Committee to administer the Plan. If no Committee has been appointed or is currently constituted, the Board shall have the powers and authority otherwise delegated to the Committee in this Plan document and all acts to be performed by the Committee under this Plan shall be performed by the Board. In any event, the Board shall have the authority to determine the Fair Market Value of the Common Stock in accordance with Section 4(e).

     (b)  COMPOSITION OF THE COMMITTEE.

          (i) If appointed by the Board, the Committee shall consist of not less than two members, who may also be members of the Board. Each Committee member shall serve until the member resigns, dies or is removed by the Board, whichever is the first event to occur. The Board may, from time to time, increase the size of the Committee, fill vacancies however caused, remove members with or without cause, and disband the Committee and thereafter directly administer the Plan. The Board shall designate one member as Chairman of the Committee. The Committee shall hold meetings at such times and places as it may determine. For a Committee meeting, if the Committee has two or three members, all must be present to constitute a quorum, and if the Committee has four or more members, a majority of the

Committee plus one member shall constitute a quorum. Acts by a majority of the members present at a meeting at which a quorum is present and acts approved in writing by all the members of the Committee shall constitute valid acts of the Committee.

          (ii) Members of the Committee who are either eligible for Options or have been granted an Option may vote on any matters affecting the administration of the Plan or the grant of any Option pursuant to the Plan. However, no such member shall act upon the granting of an Option to himself or herself (unless such grant is part of a plan under which Options are to be granted to a classification of Employees). In the event of cases such as those described in the preceding sentence, such member shall be counted in determining the existence of a quorum at a meeting of the Committee but shall be excluded in determining the number of directors voting or taking written action with respect to an Option granted to such member.

          (iii) If the Corporation registers any class of equity security pursuant to Section 13 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, the Plan shall be administered by a Committee which shall consist of not less than three members, who may also be members of the Board. During such period, the Committee shall be comprised of individuals who:

               (A) Shall be ineligible to participate in the Plan and in any plan sponsored by the Corporation which provides for the grant of stock of the Corporation; and

               (B) Shall have been ineligible to participate in the Plan and any such other plan for a one-year period prior to the time such individual becomes a member of the Committee. The Board may from time to time designate individuals as ineligible to participate in the Plan for such one-year period in order to become eligible to be a member of the Committee.

     (c)  POWERS OF THE COMMITTEE.

          On behalf of the Corporation and subject to the provisions of the Plan, the Committee shall have the authority and discretion to:

          (i) Prescribe, amend and rescind rules and regulations relating to the Plan;

          (ii)    Select Participants to receive Options;

          (iii)   Determine the form and terms of Options;

          (iv) Determine the number of Shares or other consideration subject to Options;

          (v) Determine whether Options will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Options under the Plan or any other incentive or compensation plan of the Corporation;

          (vi) Construe and interpret the Plan, any Option Agreement and any other agreement or document executed pursuant to the Plan;

          (vii) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Option or any Option Agreement;

          (viii)  Determine whether an Option has been earned and/or
Vested;

          (ix) Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option as made by the Committee;

          (x) Make all other determinations deemed necessary or advisable for the administration of the Plan

     (d)  COMMITTEE'S INTERPRETATION OF THE PLAN.

          The Committee's interpretation and construction of any provision of the Plan, of any Option granted under the Plan, or of any Option Agreement shall be final and binding on all parties claiming an interest in an Option granted or issued under the Plan. No member of the Committee nor any director shall be liable for any action or determination made in good faith with respect to the Plan.

     (e)  BOARD'S DETERMINATION OF FAIR MARKET VALUE.

          The Board shall have the authority to determine, as of any date, the fair market value of the Common Stock of the Corporation pursuant to Rule
260.140.50 of Title 10 of the California Code of Regulations.

5.   ELIGIBILITY FOR PARTICIPATION; ELIGIBILITY FOR INCENTIVE STOCK
     OPTIONS.

     All Employees, directors, consultants, and independent contractors of the Corporation shall be eligible to become a Participant, subject to the limitation that any person who is not an Employee share not be eligible to receive Incentive Stock Options. The Committee's determination of an individual's eligibility for Participation shall be final. The Committee shall, in its sole discretion, select Participants from among the eligible persons described in this Section 5. A Participant may be granted more than one Option under the Plan.

6.   SHARES OF STOCK OF THE CORPORATION.

     (a)  SHARES SUBJECT TO THIS PLAN.

          Stock with respect to which Options are granted or issued under this Plan shall be authorized but unissued or reacquired Shares of the Corporation's Common Stock. The aggregate number of Shares which may be issued under this Plan shall not exceed 1,000,000 (one million), subject to adjustment under Section 9.

     (b)  ADJUSTMENT OF SHARES.

          In the event of an adjustment described in Section 9, then (i) the number of Shares reserved for issuance under the Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, and (iii) any other factor pertaining to outstanding Options shall be duly and proportionately adjusted, subject to any required action by the Board or the shareholders of the Corporation and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value, if any, of the Shares.

     (c)  OPTIONS NOT TO EXCEED SHARES AVAILABLE.

          The number of Shares subject to Options which have been granted under this Plan at any time during the Plan Term shall not exceed the number of Shares authorized for issuance under the Plan. The number of Shares subject to an Option which expires, is cancelled, is forfeited or is terminated for any reason, shall again be available for issuance under the Plan. Any Shares the Corporation reacquires pursuant to Section 11 shall also again be available for issuance under this Plan.

7.   TERMS AND CONDITIONS OF OPTIONS.

     (a)  OPTION AGREEMENTS.

          Each Option shall be evidenced by a written Option Agreement which shall set forth the terms and conditions pertaining to such Option, provided that all such terms shall be subject to and consistent with this Plan.

     (b)  NUMBER OF SHARES COVERED BY AN OPTION.

          Each Option Agreement shall state the number of Shares for which the Option is exercisable, subject to adjustment of such Shares pursuant to
Section 9.

     (c)  EXERCISE OF OPTIONS.

          A Participant may exercise an Option only on or after the date on which the Option Vests, as provided Section 7(d) below, and only on or before the date on which the Option lapses, as provided in Section 7(e) below.

     (d)  VESTING OF OPTIONS.

          Each Option Agreement shall include a schedule ("Vesting Schedule") describing the event or act upon which an Option shall Vest, in whole or partially, with respect to all or a portion of the Shares covered by such Option. The Vesting Schedule shall not impose upon the Corporation any obligation to retain the Participant in its employ for any period. In all cases, an Option shall Vest at the rate of at least 20% per year over 5 years from the date the Option is granted.

     (e)  TERM AND EXPIRATION OF OPTIONS.

          A Participant may exercise an Option to purchase Shares only on or before the date on which the term of the Option expires. The term of an Option shall expire on the first to occur of the following events:

          (i) The tenth anniversary of the date the Option was granted (substituting "fifth anniversary" for "tenth anniversary" for an Incentive Stock Option granted to a Ten Percent Stockholder);

          (ii) The date determined under Section 7(i) for a Participant who ceases to be an Employee, director, independent contractor, or consultant of the Corporation for any reason, other than by reason of death or total and permanent disability;

          (iii) The date determined under Section 7(j) for a Participant who ceases to be an Employee, director, independent contractor, or consultant of the Corporation by reason of the Participant's death;

          (iv) The date determined under Section 7(k) for a Participant who ceases to be an Employee, director, independent contractor, or consultant of the Corporation by reason of the Participant's total and permanent disability, within the meaning of Section 22(e)(3) of the Code;

          (v)    On the effective date of a transaction described in Section
9(b); or

          (vi)   The expiration date specified in the Option's Option
Agreement.

     (f)  EXERCISE PRICE.

          Each Option Agreement shall state the Exercise Price for the Shares to which the Option pertains, subject to conditions that the Exercise Price of an Incentive Stock Option or a Nonstatutory Option shall not be less than 100% or 85%, respectively, of the Fair Market Value of the Shares on the date the Option is granted (substituting "110%" for "100% or 85%, respectively" for any Option granted to a Ten Percent Stockholder).

     (g)  MEDIUM AND TIME OF PAYMENT OF PURCHASE PRICE.

          A Participant exercising an Option shall pay the Purchase Price of the Shares to which such exercise pertains in full in cash (in U.S. dollars) as a condition of such exercise, unless the Committee in its discretion allows the Participant to pay the Purchase Price in a manner allowed under
Section 14, so long as the sum of cash so paid and such other consideration equals the Purchase Price. The sequential exercise of an Option through Pyramiding is specifically allowable under the Plan, subject to the consent of the Committee at its discretion.

     (h)  NONTRANSFERABILITY OF OPTIONS.

          An Option granted to a Participant shall, during the lifetime of the Participant, be exercisable only by the Participant or the Participant's conservator or other legal representative and shall not be assignable or transferable. In the event of the Participant's death, the Option is transferable by the Participant only by will or the laws of descent and distribution.

     (i) TERMINATION OF EMPLOYEE, DIRECTOR OR CONSULTANT STATUS FOR ANY REASON OTHER THAN DEATH OR DISABILITY.

          (i) For purposes of this Section 7(i), Employee, Director or consultant status will be treated as continuing intact while the Participant is an active Employee, Director or consultant or is on military leave, sick leave or other bona fide leave of absence, as determined by the Board in its discretion. The preceding sentence notwithstanding, for determinations pertaining to Incentive Stock Options, Employee status shall be deemed to terminate on the date that a Participant is no longer eligible to receive an Incentive Stock Option pursuant to Section 5, unless the Participant's reemployment rights are guaranteed by statute or contract.

          (ii) If a Participant ceases to be an Employee, Director or consultant for any reason other than death or total and permanent disability (as defined in Section 7(k)), then: (A) any of the Participant's Options which are not Vested at the time that the Participant ceases to be an Employee, Director or consultant shall be forfeited; and (B) any of the Participant's Options which are Vested at the time that Participant ceases to be an Employee, Director or consultant shall expire at 12:00 Midnight on the 30th day following the date that the Participant ceases to be an Employee, Director or consultant subject to Section 7(e) and to the following sentence. Pursuant to Section 7(m), the Board may, in its sole discretion, grant an extension of the expiration period in order to favor a Participant provided that such extension: (A) shall be made in writing and shall provide that any unexercised Option shall expire at 12:00 Midnight on the last day of such extension; and (B) shall provide that any unexercised Incentive Stock Option shall expire prior to or at 12:00 Midnight on the 90th day that the Participant ceases to be an Employee.

     (j)  DEATH OF PARTICIPANT.

          If a Participant dies while an Employee, Director or consultant, any Option granted to the Participant may be exercised, to the extent it was vested on the date of the Participant's death, at any time within 6 months after the Participant's death (but not beyond the date that such Option would have expired pursuant to Section 7(e) had the Participant's death not occurred) by the executors or administrators of the Participant's estate or by any persons who have acquired the Option directly from the Participant by will or the laws of descent and distribution. Pursuant to Section 7(m), the Board may, in its sole discretion, grant an extension of the expiration period in order to favor a Participant. Such extension shall be made in writing and shall provide that any unexercised Option shall expire at 12:00 Midnight on the last day of such extension.

     (k)  DISABILITY OF PARTICIPANT.

          If a Participant ceases to be an Employee, Director or consultant as a consequence of becoming totally and permanently disabled (within the meaning of Section 22(e)(3) of the Code), any Option granted to the Participant may be exercised, to the extent it was vested on the date that the Participant ceased to be an Employee, Director or consultant, at any time within 6 months after the date that the Participant ceased to be an Employee, Director or consultant (but not beyond the date that such Option would have expired pursuant to 7(e) had the Participant's total and permanent disability not occurred), by the Participant or the Participant's conservator or other legal representative. Pursuant to Section 7(m), the Board may, its sole discretion, grant an extension of the expiration period in order to favor a Participant, provided that the Option whose expiration period is extended is not an Incentive Stock Option. Such extension shall be made in writing and shall provide that any unexercised Option shall expire at 12:00 Midnight on the last day of such extension.

     (l)  RIGHTS AS A STOCKHOLDER.

          A Participant, or an allowable transferee of a Participant, shall have no rights as a stockholder of the Corporation with respect to any Shares for which an Option is exercisable until the date a stock certificate for such Shares is issued to the Participant. No adjustment shall be made for dividends (ordinary or extraordinary or whether in currency, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 9.

     (m)  MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS.

          Within the limitations of the Plan, the Committee may in its discretion modify, extend or renew any outstanding Option or accept the cancellation of outstanding Options for the granting of a new Option in substitution therefor. Notwithstanding the preceding sentence, no modification of an Option shall: (A) without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted; or (B) exceed or otherwise violate any limitation set forth in this
Section 7.

     (n)  OTHER PROVISIONS.

          An Option Agreement may contain such other provisions as the Committee in its discretion deems advisable which are not inconsistent with the terms of the Plan, including but not limited to:

          (i)    restrictions on the exercise of the Option;

          (ii) submission by the Participant of such forms and documents as the Committee may require; and/or

          (iii) procedures to facilitate the broker-assisted exercise of the Option.

     (o)  NO DISQUALIFICATION OF INCENTIVE STOCK OPTIONS.

          Notwithstanding any other provision of the Plan, the Plan shall not be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under
Section 422 of the Code or, without the consent of the Participant affected, disqualify any Incentive Stock Option under Section 422 of the Code.

     (p)  LIMITATION ON INCENTIVE STOCK OPTIONS.

          The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of such Incentive Stock Option's date of grant) of all Shares with respect to which a Participant's Incentive Stock Options become Vested during any calendar year (under the Plan and under other incentive stock option plans of the Corporation, if any) shall not exceed $100,000.

8.   TERM OF PLAN.

     Options may be granted pursuant to the Plan through the period ending on December 8, 2004. All Options which are outstanding on such date shall remain in effect until they are exercised or expire by their terms.

9.   ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

     (b) In the event of: (1) a merger or consolidation in which the Corporation is not the surviving corporation or (2) a reverse merger in which the Corporation is the surviving corporation but the shares of the Corporation's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law:
(i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Corporation, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

10.  SECURITIES LAW REQUIREMENTS.

     (a)  LEGALITY OF ISSUANCE.

          No Share shall be issued upon the exercise of any Option unless and until the Committee has determined that:

          (i) The Corporation and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), or to perfect an exemption from registration requirements of the Act, or to determine that the registration requirements of the Act do not apply to such exercise;

          (ii) Any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied; and

          (iii) Any other applicable provision of state, federal or foreign law has been satisfied.

     (b)  RESTRICTIONS ON TRANSFER; REPRESENTATIONS OF PARTICIPANT;
LEGENDS.

          Regardless of whether the offering and sale of Shares under the Plan have been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the offering and/or sale of Shares under the Plan is not registered under the Act and the Corporation determines that the registration requirements of the Act apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary, or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which the Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933 ("ACT").  THEY MAY NOT BE

     TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER EITHER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR THE REGISTRATION PROVISIONS OF THE ACT DO NOT APPLY TO SUCH PROPOSED TRANSFER.

The Corporation shall also place legends on stock certificates representing its rights under Section 11. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons.

     (c)  REGISTRATION OR QUALIFICATION OF SECURITIES.

          The Corporation may, but shall not be obligated to, register or qualify the offering or sale of Shares under the Act or any other applicable law.

11.  CORPORATION'S RIGHTS WITH RESPECT TO SHARES ACQUIRED PURSUANT
     TO OPTIONS.

     The Corporation shall have the same rights with respect to a Share acquired pursuant to the exercise of an Option as it has with respect to any Share of the same class of Shares pursuant to the Corporation's by-laws (as amended), which are incorporated herein by reference. Such rights may include (without limit) the Corporation's right of first refusal over a Share in the event that a Participant wishes to sell or otherwise dispose of such Share.

12.  AMENDMENT OF THE PLAN.

     The Committee may, from time to time, terminate, suspend or discontinue the Plan, in whole or in part, or revise or amend it in any respect whatsoever including, but not limited to, the adoption of any amendment deemed necessary or advisable to qualify the Options under rules and regulations promulgated by the Securities and Exchange Commission with respect to Employees who are subject to the provisions of Section 16 of the Exchange Act, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted under the Plan, with or without approval of the shareholders of the Corporation, but if any such action is taken without the approval of the Corporation's shareholders, no such revision or amendment shall:

     (a) increase the number of Shares subject to the Plan, other than any increase pursuant to Section 9;

     (b) change the designation of the class of persons eligible to receive Options;

     (c) permit any individual while a member of the Committee to be eligible to receive and hold an Option granted or issued under the Plan under terms that violate Section 4(b)(iii);

     (d)  withdraw administration of the Plan from the Committee;

     (e)  increase the maximum duration of an Option;

     (f)  change the manner of determining the Exercise Price of an Option;
or

     (g)  amend this Section 13 to defeat its purpose.

No amendment, termination or modification of the Plan shall, without the consent of the Participant, affect any Option previously granted.

13.  PAYMENT FOR SHARE PURCHASES.

     Payment of the Purchase Price for any Shares purchased pursuant to the Plan may be made cash (in U.S. dollars) or, where expressly approved for the Participant by the Committee and where permitted by law:

     (a)  By check;

     (b) By cancellation of indebtedness of the Corporation to the Participant;

     (c) By surrender of Shares that either: (A) have been owned by Participant for more than six (6) months (unless the Committee permits a Participant to exercise an Option by Pyramiding, in which event the six months holding period shall not apply) and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such Shares); or (B) were obtained by Participant in the public market;

     (d) By tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not Employees shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

     (e) By waiver of compensation due or accrued to Participant for services rendered;

     (f) With respect only to purchases upon exercise of an Option, and provided that a public market for the Corporation's stock exists:

          (i) Through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Corporation; or

          (ii) Through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Corporation; or

          (iii)  By any combination of the foregoing.

14.  APPLICATION OF FUNDS.

     The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.

15.  PRIVILEGES OF STOCK OWNERSHIP.

     No Participant shall have any of the rights of a shareholder with respect to any Shares until the date stock certificates for such Shares are issued to the Participant. After certificates are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares. The preceding sentence notwithstanding, a Participant who, pursuant to Section 12, exercises a non-Vested Option and receives Shares of restricted stock shall have no right to receive dividends or distributions received and no voting rights with respect to such Shares.

16.  TRANSFERABILITY.

     Options granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Option Agreement provisions relating thereto. During the lifetime of the Participant an Option may be exercisable only by the Participant, and any elections with respect to any Option may be made only by the Participant.

17.  APPROVAL OF SHAREHOLDERS.

     The Plan shall be subject to approval by the affirmative vote of the holders of a majority of all classes of the outstanding shares present and entitled to vote at the first annual meeting of shareholders of the Corporation adopting the Plan following the adoption of the Plan, and in no event later than November 1, 1995. Prior to such approval, Options may be granted but may not be exercised or settled. Pursuant to Section 13, certain amendments shall also be subject to approval by the Corporation's shareholders.

18.  WITHHOLDING OF TAXES.

     (a)  GENERAL.

          Whenever Shares are to be issued under the Plan, the Corporation may require the Participant to remit to the Corporation an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Options are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

     (b)  STOCK WITHHOLDING.

          When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise of any Option that is subject to tax withholding and the Participant is obligated to pay the Corporation the amount required to be withheld, the Committee may at its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Corporation withhold from the Shares to be issued the specific number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

          (i)    The election must be made on or prior to the applicable Tax
Date;

          (ii) Once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

          (iii) All elections shall be subject to the consent or disapproval of the Committee;

          (iv) In the event that the Tax Date is deferred until six (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Corporation the proper number of Shares on the Tax Date; and

          (v) If the Participant is an "insider" and of the Corporation is subject to Section 16(b) of the Exchange Act:

               (A) the election may not be made within six (6) months of the date of grant of the Option, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act; and

               (B)  either:

                    (I) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax
Date); or

                    (II) the exercise of the Option or election to use stock withholding must be made in the ten day period beginning on the third day following the release of the Corporation's quarterly or annual summary statement of sales or earnings.

19.  INFORMATION TO PARTICIPANTS.

     Within a reasonable time after the last day of each Plan Year, the Committee shall furnish to each Participant a statement setting forth the Participant's total number of Shares subject to Options, the date such Options were granted, the Fair Market Value of such Options as of the grant or issuance date, and such other information as the Committee shall deem advisable to furnish. At least annually, Participants who hold Shares and/or Options under this Plan shall receive the following financial statements of the Corporation: a balance sheet as of the end of the most recently completed fiscal year of the Corporation and statements of operations for each of the three consecutive fiscal years ending on the date of the balance sheet. Such financial statements will be prepared in accordance with generally accepted accounting principles, but will be unaudited unless audited financial statements are otherwise available.

20.  RIGHTS AS AN EMPLOYEE.

     The Plan shall not be construed to give any individual the fight to remain in the employ of the Corporation (or a Subsidiary) or to affect the right of the Corporation (or such Subsidiary) to terminate such individual's employment at any time, with or without cause. The grant of an Option shall not entitle the Participant to, or disqualify the Participant from, participation in the grant of any other Option under the Plan or participation in any other plan maintained by the Corporation.

21.  INSPECTION OF RECORDS.

     Copies of the Plan, records reflecting each Participant's Options and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by the Participant and his or her duly authorized representative at the office of the Corporation at any reasonable business hour upon reasonable advance notice from the Participant.